UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Suite 1000
Milwaukee, Wisconsin		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 414 760-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, The Manitowoc Company, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from eight members to ten members and elected Amy R. Davis and Robert W. Malone as new directors to fill the vacancies created by such increase effective immediately, each with a term expiring at the Company’s 2022 annual meeting of shareholders and until their respective successors are duly elected and qualified.

Each of Ms. Davis and Mr. Malone will receive the same compensation as the Company’s other non-employee directors, as described under “Non-Employee Director Compensation” in the Company’s Proxy Statement for its 2021 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 25, 2021.

Ms. Davis has served as the Vice President and President - New Power Business of Cummins Inc. (“Cummins”) since July 2020. Ms. Davis owns less than 1% of the outstanding equity of Cummins. In 2020 and through the eight month period ended August 31, 2021, the Company paid approximately $11 million and $9 million, respectively, for goods and services to Cummins, which were conducted in arms’ length transactions in the normal and ordinary course of the Company’s business. Mr. Malone has served as the Vice President and President – Filtration Group of Parker-Hannifin Corporation (“Parker”) since December 2014. Mr. Malone owns less than 1% of the outstanding equity of Parker. In 2020 and through the eight month period ended August 31, 2021, the Company paid approximately $4 million and $2.6 million, respectively, for goods and services to Parker, which were conducted in arms’ length transactions in the normal and ordinary course of the Company’s business.

A copy of the press release announcing this change to the Board is attached hereto as Exhibit 99 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits. The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release, dated October 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date:	October 15, 2021	By:	/s/ Thomas L. Doerr, Jr.
Thomas L. Doerr, Jr. Executive Vice President, General Counsel and Secretary